Exhibit 99.1

Mama’s Creations Reports Third Quarter Fiscal 2025 Financial Results

Third Quarter Revenues Increase 10% to $31.5 Million; Completion of Strategic CapEx Projects and New Senior Hires Position Company for Robust Revenue and Margin Growth

EAST RUTHERFORD, NJ – December 16, 2024 – Mama’s Creations, Inc. (NASDAQ: MAMA), a leading national marketer and manufacturer of fresh deli prepared foods, has reported its financial results for the third quarter ended October 31, 2024.

Financial Summary:

	Three Months Ended October 31,
$ in millions	2024	2023	% Change
Revenues	$31.5	$28.7	10.0%
Gross Profit	$7.1	$8.6	(17.6%)
Operating Expenses	$6.6	$5.9	10.5%
Net Income	$0.4	$2.0	(79.6%)
Earnings per Share (Diluted)	$0.01	$0.05	(80.0%)
Adj. EBITDA (non-GAAP)	$1.7	$3.5	(49.6%)

Third Quarter Fiscal 2025 & Subsequent Operational Highlights:

●	Following completion of strategic CapEx projects in September 2024, the company achieved a sequential step change in the preliminary unaudited gross margin profile in November 2024, which indicates a full reversal of the ~400 basis points of construction headwinds with significant room for further improvement.

●	Completed build-out of industry-leading senior management team with the appointments of veteran CPG and Retail executive Chris Darling as Chief Commercial Officer and end-to-end supply chain leader Moore (Skip) Tappan to the role of Chief Operating Officer.

●	Participated and exhibited at leading industry trade shows, including the 2024 UNFI Holiday & Winter Show and 2024 National Association of Convenience Stores (NACS) Show.

●	Invited to present at leading investor conferences nationally, including the Raymond James Small Cap Summit, 15th Annual Craig-Hallum Alpha Select Conference, and 13th Annual ROTH Deer Valley Event.

●	Cash and cash equivalents as of October 31, 2024 were $9.3 million, as compared to $11.0 million as of January 31, 2024. The change in cash and cash equivalents was primarily driven by $5.0 million in capital investments and $2.5 million of debt paydown during the quarter, largely offset by working capital improvements as third quarter cash flow from operations increased 23.7% year-over-year.

Management Commentary

“We delivered a robust 10% revenue growth to $31.5 million in the quarter, while concurrently completing CapEx investments to double our grilled chicken throughput, adding world-class senior leadership, and positioning Mama’s Creations to fully realize its growth potential,” said Adam L. Michaels, Chairman and CEO of Mama’s Creations. “While our East Rutherford facility is already achieving our long-term gross margin target north of 30%, the tail end of construction-related disruptions in August and September at our Farmingdale facility drove a 400 basis point impact to our third quarter gross margins, further pressured by chicken prices. These construction challenges are now firmly behind us, as our preliminary unaudited November gross margin profile saw a step change improvement, indicative of a full reversal of the construction headwinds with significant room for further improvement.

“As part of our continued focus on our 4 Cs – Cost, Controls, Culture and Catapult – during the third quarter we focused on implementing automation and operational efficiency improvements across the organization. This included the aforementioned CapEx investments that were completed in September, improvements in chicken trimming capabilities as well as labor cost savings through a new lower-overtime staffing model that will be fully implemented in December, and additional procurement efficiencies and recent upgrades to our existing grills that will drive meaningful improvements in throughput. When taken together, we expect to see a materially stronger go-forward margin profile more in-line with historical norms.

“To lead us forward and emerge as a dominant player in the prepared foods space, we also completed the build-out of our industry-leading executive team during the quarter. Chris Darling, our new Chief Commercial Officer, brings over 20 years of experience in executive leadership from a storied career in the deli – where he led world class commercial organizations at industry-leading firms such as Boar’s Head, HEB, Ahold and Albertsons. Most importantly, Chris knows how to build a national brand, particularly in the prepared meal solutions space. Chris joins Skip Tappan, our Chief Operating Officer, an end-to-end supply chain leader, bringing over 30 years of experience with Gordon Food Service, Walmart, Campbell’s and Procter & Gamble. With this world-class leadership team now in place, we are better positioned to fully optimize operations, execute on our Catapult growth plan and identify, acquire and integrate future M&A opportunities.

“The fundamentals of our operations are incredibly strong, and with these growing pains behind us – supplemented by our investments in CapEx, senior leadership, and marketing – have enabled our team to sell with confidence and fulfill pent-up demand as we enter the new year. Ultimately, I believe this will support a return to the high end of our historical margin profile. Combined with a reversal of recent commodity highs and strong November results, we believe we are well positioned for profitable growth in the months and years ahead,” concluded Michaels.

Third Quarter Fiscal 2025 Financial Results

Revenue for the third quarter of fiscal 2025 increased 10.0% to $31.5 million, as compared to $28.7 million in the same year-ago quarter. The increase was largely attributable to successful pricing actions, as well as volume gains driven by increased demand, successful trade promotions, same-customer cross selling of new items and new customer door expansion.

Gross profit totaled $7.1 million, or 22.6% of total revenues, in the third quarter of fiscal 2025, as compared to $8.6 million, or 30.1% of total revenues, in the same year-ago quarter. The difference in gross margin was primarily attributable to significant commodity cost increases from historical averages as well as a non-recurring impact from construction surrounding the now completed installation of strategic CapEx projects at the Company’s Farmingdale facility, which management estimates negatively impacted corporate gross margins by approximately 400 basis points. Subsequent to the end of the third quarter, preliminary unaudited gross margins in the month of November saw a step change improvement, indicative of a full reversal of the construction headwinds.

Operating expenses were $6.6 million in the third quarter of fiscal 2025, as compared to $5.9 million in the same year-ago quarter. As a percentage of sales, operating expenses were 20.8%, as compared to 20.7% in the same year-ago quarter. Operating expenses as a percentage of sales were relatively flat, driven by a 90 basis point year-over-year improvement in freight efficiency, offset by a 75% year-over-year increase in marketing spend – an area of historical underinvestment – to help drive repeatable and profitable growth.

Net income for the third quarter of fiscal 2025 totaled $0.4 million, or $0.01 per diluted share, as compared to net income of $2.0 million, or $0.05 per diluted share, in the same year-ago quarter. Third quarter net income totaled 1.3% of revenue, as compared to 7.0% in the same year-ago quarter.

Adjusted EBITDA, a non-GAAP measure, totaled $1.7 million for the third quarter of fiscal 2025, as compared to $3.5 million in the same year-ago quarter.

Cash and cash equivalents as of October 31, 2024 totaled $9.3 million, as compared to $11.0 million as of January 31, 2024. The change in cash and cash equivalents was primarily driven by $5.0 million in capital investments and $2.5 million of debt paydown year-to-date, partially offset by working capital improvements as third quarter cash flow from operations increased 23.7% year-over-year. As of October 31, 2024, total debt stood at $6.3 million.

Conference Call

Management will host an investor conference call at 4:30 p.m. Eastern time today, Monday, December 16, 2024, to discuss the Company’s third quarter fiscal 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q3 FY2025 Earnings Conference Call

Date: Monday, December 16, 2024

Time: 4:30 p.m. Eastern time

U.S. Dial-in: 1-877-451-6152

International Dial-in: 1-201-389-0879

Conference ID: 13749939

Webcast: MAMA Q3 FY2025 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Thursday, January 16, 2024. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 13749939. A webcast replay will also be available using the webcast link above.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (NASDAQ: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 8,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP measure – Adjusted EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance. Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation and amortization adjusted for stock-based compensation and one-time costs associated with a legal settlement. The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations. However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP. In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies. Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP. A reconciliation of Adjusted EBITDA to net income, its corresponding GAAP measure, is shown below.

GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(in thousands)

	THREE MONTHS ENDED
	31-Oct-24
	2024	2023
Net Income	$410	$2,009
Depreciation	451	255
Amortization	388	388
Taxes	128	568
Interest, net	83	124
Share Based Compensation	280	110
Adjusted EBITDA (Non-GAAP)	$1,740	$3,454

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27 A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “may,” “believe,” “future,” “plan” or “planned,” “will” or “should,” “expect,” “anticipates,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors , including the impacts of public health emergencies, such as the COVID-19 pandemic, on our business, financial condition and results of operations, and our inability to mitigate such impacts; the adequacy of our liquidity to pursue our business objectives; reliance on a limited number of customers; loss or retirement of key executives, including prior to identifying a successor; adverse economic conditions or intense competition; pricing pressures in the market and lack of control over the pricing of raw materials and freight; entry of new competitors and products; adverse federal, state and local government regulation (including, but not limited to, the Food and Drug Administration); liability related to the consumption of our products ability to secure placement of our products in key retail locations; wage and price inflation; maintenance of quality control; and issues related to the enforcement of our intellectual property rights, and other risks identified in the Company’s 10-K for the fiscal year ended January 31, 2024 and other filings made by the Company with the Securities and Exchange Commission.

Investor Relations Contact:

Lucas A. Zimmerman
Managing Director
MZ Group – MZ North America
(949) 259-4987
MAMA@mzgroup.us
www.mzgroup.us

Mama’s Creations, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	October 31, 2024	January 31, 2024
	(Unaudited)
Assets:

Current Assets:
Cash and cash equivalents	$9,319	$11,022
Accounts receivable, net	8,567	7,859
Inventories, net	3,190	3,310
Prepaid expenses and other current assets	929	1,375
Total Current Assets	22,005	23,566

Property, plant, and equipment, net	9,849	4,436
Intangible assets, net	3,822	4,979
Goodwill	8,633	8,633
Operating lease right of use assets, net	3,080	2,889
Deferred tax asset	413	503
Deposits	95	95
Total Assets	$47,897	$45,101

Liabilities and Stockholders’ Equity:

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$13,845	$12,425
Term loan, net of unamortized debt discount of $25 and $38, respectively	1,527	1,514
Operating lease liabilities	844	434
Finance leases payable	369	367
Promissory notes – related parties	2,250	1,950
Total Current Liabilities	18,835	16,690

Line of credit	—	—
Term loan – net of current	1,730	3,003
Operating lease liabilities – net of current	2,309	2,515
Finance leases payable – net of current	1,275	1,062
Promissory note – related party, net of current	750	2,250
Total long-term liabilities	6,064	8,830

Total Liabilities	24,899	25,520

Commitments and contingencies (Notes 9 and 10)

Stockholders’ Equity:
Series A Preferred stock, $0.00001 par value; 120,000 shares authorized; 23,400 issued, 0 shares outstanding	-	-
Series B Preferred stock, $0.00001 par value; 200,000 shares authorized; 0 and 0 issued or outstanding	-	-
Preferred stock, $0.00001 par value; 19,680,000 shares authorized; 0 shares issued or outstanding	-	-
Common stock, $0.00001 par value; 250,000,000 shares authorized; 37,815,955 and 37,488,239 shares issued as of October 31 and January 31, 2024, respectively, 37,585,955 and 37,258,239 shares outstanding as of October 31 and January 31, 2024, respectively	-	-
Additional paid-in capital	24,584	23,278
Accumulated deficit	(1,436)	(3,547)
Less: Treasury stock, 230,000 shares at cost	(150)	(150)
Total Stockholders’ Equity	22,998	19,581
Total Liabilities and Stockholders’ Equity	$47,897	$45,101

Mama’s Creations, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2024	2023	2024	2023

Net sales	$31,523	$28,648	$89,743	$76,559

Costs of sales	24,410	20,013	68,288	54,047

Gross profit	7,113	8,635	21,455	22,512

Operating expenses:
Research and development	155	124	352	290
Selling, general and administrative expenses	6,395	5,804	18,155	15,297
Total operating expenses	6,550	5,928	18,507	15,587

Income from operations	563	2,707	2,948	6,925

Other income (expenses)
Interest expense	(120)	(124)	(369)	(483)
Interest income	37	—	192	—
Amortization of debt discount	(3)	(6)	(13)	(17)
Other income	61	—	61	27
Total other expenses	(25)	(130)	(129)	(473)

Net income before income tax provision and income from equity method investment	538	2,577	2,819	6,452

Income from equity method investment	—	—	—	223
Income tax expense	(128)	(568)	(708)	(1,522)

Net income	$410	$2,009	$2,111	$5,153

Less: series B preferred dividends	—	—	—	(49)

Net income available to common stockholders	$410	$2,009	$2,111	$5,104

Net income per common share
– basic	$0.01	$0.05	$0.06	$0.14
– diluted	$0.01	$0.05	$0.05	$0.14

Weighted average common shares outstanding
– basic	37,373	37,121	37,522	36,642
– diluted	39,293	37,646	39,410	37,088

Mama’s Creations, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	For the Nine Months Ended October 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,111	$5,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,057	767
Amortization of debt discount	13	17
Amortization of right of use assets	(167)	221
Amortization of intangibles	1,156	692
Stock-based compensation	801	220
Allowance for obsolete inventory	-	78
Change in deferred tax asset	90	299
Income from equity method investment	-	(223)
Changes in operating assets and liabilities:
Allowance for credit losses	-	140
Accounts receivable	(708)	(1,170)
Inventories	120	986
Prepaid expenses and other current assets	(491)	(179)
Security deposits	-	(35)
Accounts payable and accrued expenses	1,872	(1,851)
Operating lease liability	180	(237)
Net Cash Provided by Operating Activities	6,034	4,878

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(5,022)	(671)
Cash paid for investment in Chef Inspirational Foods, LLC, net	-	(646)
Net Cash (Used in) Investing Activities	(5,022)	(1,317)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of term loan	(1,274)	(1,265)
Repayment of line of credit, net	-	(890)
Repayment of related party note	(1,200)	-
Repayment of finance lease obligations	(296)	(175)
Payment of Series B Preferred dividends	-	(49)
Proceeds from exercise of stock options	55	65
Net Cash (Used in) Financing Activities	(2,715)	(2,314)

Net (Decrease) Increase in Cash	(1,703)	1,247

Cash and cash equivalents at beginning of period	11,022	4,378

Cash and cash equivalents at end of period	$9,319	$5,625

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$947	$112
Interest	$329	$477

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of series B preferred stock to common stock	$-	$-
Finance lease asset additions	$511	$1,297
Right of use asset recognized	$873	$-
Write-off of right of use asset	$897	$-
Related party debt incurred for purchase of Chef Inspirational Foods, LLC	$-	$2,700
Settlement of liability in common stock	$-	$50
Issuance of stock for director settlement	$450	$-
Receipt of fixed assets for deposits previously paid	$937	$-